SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 16, 2001


                             EBIZ ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                        0-27721                 84-1075269
(State or other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                   File No.)           Identification No.)


                              10225 East Via Linda
                                    Suite 300
                            Scottsdale, Arizona 85258
        (Address of Registrant's Principal Executive Offices) (Zip Code)


                                 (480) 346-2020
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) Disposition of Assets

     On April 16, 2001, EBIZ Enterprises, Inc., a Nevada corporation (the "Company"), completed the sale of its wholly owned subsidiary, partnerAxis, Inc.("partnerAxis"), a Utah corporation, to BySynergy, LLC ("BySynergy"), a Delaware limited liability company pursuant to a Stock Purchase Agreement dated April 13, 2001 (the "Agreement"). The business of partnerAxis includes a proprietary marketing and distribution concept known as the Electronic Linux Marketplace ("ELM"), and partnerAxis has continued its development as a business-to-business Web-based provider of knowledge exchange, Linux product sales, advertising, membership and channel development. The ELM concept is intended to be a unique virtual community specifically designed to attract users, manufacturers and electronic solution providers, and to provide information and support to develop and market Linux solutions and other innovations. Up to the time of the sale by the Company, revenues from the partnerAxis business were insignificant. The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference and is filed as an Exhibit to this Current Report on Form 8-K (this "Form 8-K").

     At the Closing, the Company conveyed all of the outstanding capital stock of partnerAxis to BySynergy for a small cash payment, and the Company delegated to BySynergy certain duties and obligations of the Company (the "Obligations") set forth in the Use Restriction Agreement dated September 15, 2000 by and between the Company and Caldera Systems, Inc. ("Caldera") as modified. BySynergy expressly assumed the Obligations and agreed to fully perform all of the Obligations which are identified as (i) providing a minimum of $1.1 million in financing for partnerAxis no later than June 30, 2001 and continuing to develop, fund and operate partnerAxis until December 31, 2001, (ii) paying to Caldera a 5% royalty on the total gross revenue earned by the Company , partnerAxis, their successors and assigns with respect to the business of partnerAxis, and (iii) granting to Caldera, for its internal business purposes only, a perpetual fully paid-up, royalty free license to use all of the intellectual property, technology, software, the computer programs, trade secrets, data, designs, proprietary works and processes now-existing or as it may be developed in the future that is used in or related to or associated with the business of partnerAxis.

     Neither the Company nor any of its affiliates, directors, or officers or any associate of any of the Company's directors or officers had any material relationship with the affiliates, directors or officers of BySynergy or any associate of any of BySynergy's directors or officers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

          1 Stock Purchase Agreement by and among BySynergy, partnerAxis and the Company dated April 13, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EBIZ ENTERPRISES, INC.

                                  By: /s/ Dave Shaw
                                      ---------------------------
                                      Dave Shaw
                                      Chief Executive Officer


Dated: May 1, 2001

                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

     1 Stock Purchase Agreement by and among BySynergy, partnerAxis and the Company dated April 13, 2001.